SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest reported): September 24, 2003

                                  Anmore, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                   New Jersey
                 (State or Other Jurisdiction of Incorporation)

                                                   98-0401803
           (Commission File Number)     (IRS Employer Identification No.)

                           34A 2755 Lougheed Hwy #142,
                    Port Coquitlam, British Columbia V3B 5Y9
               (Address of Principal Executive Offices)(Zip Code)

                                 (604) 649-8166
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant

On September 24, 2003 (the "Effective Date"), pursuant to the agreement between Anmore, Inc. and CASAU Group, Inc. ("Agreement"), CASAU purchased all of the issued and outstanding shares of common stock for consideration of $24,000.

Pursuant to the terms of the Agreement, Kent Mackay resigned from the Company's Board of Directors and Giorgio R. Saumat was appointed to fill the vacancy on the Board of Directors of the Company. In addition, Kent Mackay resigned as President and Chief Executive Officer of Anmore and Giorgio Saumat was appointed as President and Director of Anmore, Inc. and Irela Castillo was appointed Secretary and Treasurer of Anmore, Inc.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock on September 24, 2003, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company,
(iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                   NAME OF              SHARES OF
TITLE OF CLASS     BENEFICIAL OWNER     COMMON STOCK     PERCENT OF CLASS

5% STOCKHOLDERS

Common             CASAU Group, Inc.         100,000                 100%



DIRECTORS AND NAMED EXECUTIVE
OFFICERS

Common             Giorgio Saumat(1)               0                   0%

Common             Irela Castillo(1)               0                   0%

DIRECTORS AND                                      0                   0%
OFFICERS AS A
GROUP


(1) Giorgio and Irela are not direct owners of Anmore, Inc. shares, however they are both principal shareholders of CASAU Group, Inc. which owns 100% of the shares of Anmore, Inc.

The following is a biographical summary of the directors and officers of the
Company:

Giorgio Saumat

Giorgio Saumat currently occupies the position of President and Director of Anmore, Inc. He has worked in different aspects of Real Estate ranging from Architecture while working with Arquitectonica, to development since the founding of CASAU Group, Inc. where he is currently employed. Giorgio holds a B.A. in Economics from Rutgers University, where he currently sits on the President's Council.

Irela Castillo

Irela Castillo currently serves as both the Secretary/Treasurer and Director of Anmore. She has had 33 years of extensive experience in all phases of high caliber management and internal operations being a top executive in companies generating $150 Million retail sales a year with as many as 45 locations and 3 large warehouses in the State of Florida.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired:

         None

(c) Exhibits

Number   Exhibit

10.1     Stock Purchase Agreement and Share Exchange

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ANMORE, INC.


                                 By:  /s/ Giorgio Saumat
                                 -------------------------
                                          Giorgio Saumat
                                          President

October  6, 2003